FOR IMMEDIATE RELEASE
                                                                   July 12, 2004


INN OF THE MOUNTAIN GODS RESORT AND CASINO
ANNOUNCES COMPLETION OF EXCHANGE OFFER

Contact Information:

Richard W. Williams
Chief Financial Officer
Inn of the Mountain Gods Resort and Casino
Tele:  (505) 464-7705
email: rwilliams@imgresort.com

MESCALERO, NM, July 12, 2004 - Inn of the Mountain Gods Resort and Casino ("IMGRC") announced today it has completed its offer to exchange up to $200 million aggregate principal amount of its 12% Senior Notes due 2010 that have been registered under the Securities Act of 1933, as amended, (the "Securities Act") for an equal principal amount of its 12% Senior Notes due 2010 that were issued in a transaction exempt from registration on November 3, 2003 ("Original Notes"). The exchange offer expired at 5:00 p.m., New York City time, on July 12, 2004. All of the $200 million aggregate principal amount of the outstanding notes were tendered in the exchange offer.

FORWARD-LOOKING STATEMENTS

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information relating to business activities and project development. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," "scheduled," or "intend" and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission ("SEC") on February 27, 2004, as amended by Amendment Nos. 1, 2 and 3 to Form S-4 filed with the SEC on April 22, May 18 and June 10, 2004, respectively. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.

ABOUT IMGRC

IMGRC is an instrumentality of the Mescalero Apache Tribe ("Tribe"), a federally recognized Indian Tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Tribe including the new Resort currently under construction which, upon completion, will include a 273 room hotel, a new 38,000 square foot casino (replacing the existing Casino Apache), an indoor pool and fitness center and a 37,000 square foot events center.